As filed with the United States Securities and Exchange Commission on April 29, 2021

Registration No. 333-230813

Registration No. 333-225151

Registration No. 333-220859

Registration No. 333-218240

Registration No. 333-211588

Registration No. 333-204294

Registration No. 333-181593

Registration No. 333-174611

Registration No. 333-125048

Registration No. 333-97757

Registration No. 333-58625

Registration No. 33-35862

Registration No. 33-32447

Registration No. 33-14714

Registration No. 002-99816

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-230813

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-225151

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-220859

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-218240

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-211588

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-204294

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-181593

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-174611

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-125048

POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-97757

POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-58625

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-35862

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-32447

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-14714

POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 002-99816

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Valaris plc.

(Exact name of registrant as specified in its charter)

England and Wales	98-0635229
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Cannon Place, 78 Cannon Street, London, England	EC4N6EU
(Address of principal executive offices)	(Zip code)

Ensco plc 2018 Long-Term Incentive Plan

Amended and Restated 2013 Rowan Companies plc Incentive Plan

Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan

Ensco plc 2012 Long-Term Incentive Plan

2009 Rowan Companies, Inc. Incentive Plan

Atwood Oceanics, Inc. Amended and Restated 2007 Long-Term Incentive Plan

Pride International, Inc. 2007 Long-Term Incentive Plan

Ensco International Incorporated 2005 Long-Term Incentive Plan

Pride International, Inc. 2004 Directors’ Stock Incentive Plan
Ensco International Incorporated 2000 Stock Option Plan

Pride International, Inc. 1998 Long-Term Incentive Plan
Ensco International Incorporated 1998 Incentive Plan

Pride International, Inc. 1993 Directors’ Stock Option Plan

(Full title of the plan)

Michael T. McGuinty
Senior Vice President,
General Counsel and Secretary
Cannon Place, 78 Cannon Street
London, England EC4N6EU
44 (0) 20 7659 4660
(Name, address and telephone number, including area
code, of agent for service)

Copy to: Julian J. Seiguer, P.C. Michael W. Rigdon Kirkland & Ellis LLP 609 Main Street, Suite 4700 Houston, Texas 77002 (713) 836-3647

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐  Accelerated filer  ☒  Non-accelerated filer  ☐  Smaller reporting company  ☒  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (the “Post-Effective Amendments”) are being filed by Valaris plc (the “Company”) to deregister all securities unsold under the following Registration Statements on Form S-8 (the “Registration Statements”) filed by the Company and its wholly owned direct and indirect subsidiaries (together with the Company, “Valaris”) with the Securities and Exchange Commission:

•                  Registration Statement No. 333-230813, filed on April 11, 2019, registering 5,577,842 Class A Ordinary Shares, nominal value $0.40 per share, under the Amended and Restated 2013 Rowan Companies plc Incentive Plan and the 2009 Rowan Companies, Inc. Incentive Plan;

•                  Registration Statement No. 333-225151, filed on May 23, 2018, registering 52,152,402 Class A Ordinary Shares, par value $0.10 per share, under the Ensco plc 2018 Long-Term Incentive Plan;

•                  Registration Statement No. 333-220859, filed on October 6, 2017, registering 3,180,454 Class A Ordinary Shares, nominal value $0.10 per share, under the Atwood Oceanics, Inc. Amended and Restated 2007 Long-Term Incentive Plan and the Atwood Oceanics, Inc. 2013 Long-Term Incentive Plan;

•                  Registration Statement No. 333-218240, filed on May 25, 2017, registering 4,500,000 Class A Ordinary Shares, par value $0.10 per share, under the Ensco plc 2012 Long-Term Incentive Plan (the “2012 LTIP”);

•                  Registration Statement No. 333-211588, filed on May 25, 2016, registering 4,500,000 Class A Ordinary Shares, par value $0.10 per share, under the 2012 LTIP;

•                  Registration Statement No. 333-204294, filed on May 19, 2015, registering 9,000,000 Class A Ordinary Shares, par value $0.10 per share, under the 2012 LTIP;

•                  Registration Statement No. 333-181593, filed on May 23, 2012, registering 14,000,000 Class A Ordinary Shares, par value $0.10 per share, under the 2012 LTIP;

•                  Registration Statement No. 333-174611, filed on May 31, 2011, registering 1,925,725 Class A Ordinary Shares, par value $0.10 per share, under the Pride International, Inc. 2007 Long-Term Incentive Plan, the Pride International, Inc. 1998 Long-Term Incentive Plan, the Pride International, Inc. 2004 Directors’ Stock Incentive Plan and the Pride International, Inc. 1993 Directors’ Stock Option Plan;

•                  Registration Statement No. 333-125048, filed on May 19, 2005, registering 10,000,000 shares of common stock under the Ensco International Incorporated 2005 Long-Term Incentive Plan;

•                  Registration Statement No. 333-97757, filed on August 7, 2002, registering 489,761 shares of common stock under the Ensco International Incorporated 2000 Stock Option Plan;

•                  Registration Statement No. 333-58625, filed on July 7, 1998, registering 11,300,000 shares of common stock and 11,300,000 preferred share purchase rights, under the Ensco International Incorporated 1998 Incentive Plan;

•                  Registration Statement No. 33-35862, filed on July 13, 1990;

•                  Registration Statement No. 33-32447, filed on December 5, 1989;

•                  Registration Statement No. 33-14714, filed on June 3, 1987; and

•                  Registration Statement No. 002-99816, filed on August 22, 1985.

As previously disclosed, on August 19, 2020, the Company and certain of its subsidiaries (together with the Company, the “Debtors”) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas. The Debtors’ Chapter 11 Cases are jointly administered under the caption In re Valaris plc, et al., Case No. 20-34114.

As a result of the Chapter 11 Cases, Valaris has terminated all offerings of securities pursuant to the Registration Statements. In accordance with an undertaking made by Valaris in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of such offering, Valaris hereby removes from registration by means of these Post-Effective Amendments all of such securities registered but unsold under the Registration Statements. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and Valaris hereby terminates the effectiveness of each of the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Act”), the registrant has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on April 29, 2021. No other person is required to sign these Post-Effective Amendments to the Registration Statements on Form S-8 in reliance upon Rule 478 under the Act.

Valaris plc (Registrant)

By:	/s/ Michael T. McGuinty
Michael T. McGuinty
Senior Vice President, General Counsel and Secretary